Exhibit 99.1

APPLIED MATERIALS DELIVERS STRONG SECOND QUARTER RESULTS

•	Silicon Systems Group performance drives strong sequential growth in orders and net sales

•	Non-GAAP EPS of 27 cents at high end of outlook; GAAP EPS of 22 cents

•	Updates full-year outlook for net sales and non-GAAP EPS to high end of previous range
SANTA CLARA, Calif., May 17, 2012 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in providing manufacturing solutions for the semiconductor, display and solar industries, today reported results for its second quarter of fiscal 2012 ended April 29, 2012.
Applied generated orders of $2.77 billion and net sales of $2.54 billion. Non-GAAP operating income was $490 million, and non-GAAP net income was $349 million or 27 cents per share. GAAP operating income was $409 million, and GAAP net income was $289 million or 22 cents per share.
“Our strong performance in the quarter was driven by growing global demand for mobile products such as smartphones and tablets,” said Mike Splinter, chairman and chief executive officer. “Applied's semiconductor products are enabling the next generation of more powerful and feature-rich devices.”
“Applied delivered profitability at the high end of our expectations and increased operating cash flow to 24 percent of net sales,” said George Davis, chief financial officer. “During the quarter, we announced a 13-percent dividend increase, established a new three-year $3 billion share repurchase program, and used $200 million to repurchase over 16 million shares of our common stock.”
Quarterly Financial Results Summary

GAAP Results	Q2 FY2012	Q1 FY2012	Q2 FY2011
Net sales	$2.54 billion	$2.19 billion	$2.86 billion
Operating income	$409 million	$179 million	$677 million
Net income	$289 million	$117 million	$489 million
Earnings per share (EPS)	$0.22	$0.09	$0.37
Non-GAAP Results
Non-GAAP operating income	$490 million	$344 million	$685 million
Non-GAAP net income	$349 million	$240 million	$501 million
Non-GAAP EPS	$0.27	$0.18	$0.38

During the quarter, Varian generated orders of $366 million and net sales of $333 million which were reported within the Silicon Systems Group (SSG) and Applied Global Services (AGS) segments. The business contributed approximately $0.04 to the company’s non-GAAP EPS, which excluded acquisition-related charges equivalent to approximately $0.04 per share. In the prior quarter, Varian generated orders of $267 million and net sales of $202 million; the business contributed approximately $0.01 to the company’s non-GAAP EPS, which excluded acquisition-related charges equivalent to approximately $0.09 per share.
Non-GAAP results exclude the impact of the following, where applicable: certain discrete tax items, restructuring and asset impairment charges and any associated adjustment related to restructuring actions, certain acquisition-related costs, investment impairments, and gain or loss on sale of facilities. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release. See also “Use of Non-GAAP Financial Measures” below.

Applied Materials, Inc.

Second Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group orders were $1.97 billion, up 39 percent led by increased demand from foundry customers. Net sales were $1.78 billion, up 32 percent. Non-GAAP operating income increased to $574 million or 32 percent of net sales. GAAP operating income increased to $504 million or 28 percent of net sales. New order composition was: foundry 72 percent, logic and other 12 percent, flash 12 percent, and DRAM 4 percent.
Applied Global Services orders were $650 million, up 26 percent, reflecting a thin film solar equipment order along with higher demand for semiconductor spares and services. Net sales increased slightly to $551 million. Non-GAAP operating income was essentially flat at $111 million or 20 percent of net sales. GAAP operating income was $109 million or 20 percent of net sales.
Display orders were $84 million, up $44 million from low levels. Net sales were $134 million, up 29 percent, and non-GAAP operating income increased slightly to $9 million or 7 percent of net sales, with the benefit of higher sales partially offset by a weaker product mix. GAAP operating income was $7 million or 5 percent of net sales.
Energy and Environmental Solutions (EES) orders increased to $62 million, and net sales were $79 million, down 62 percent, reflecting excess manufacturing capacity in the solar industry. The segment had a non-GAAP operating loss of $57 million and a GAAP operating loss of $63 million. Subsequent to the end of the second quarter, Applied announced a restructuring plan consistent with its goal to lower the segment's annual revenue breakeven level to $500 million in FY2013.
Additional Quarterly Financial Information and Comparisons to the Prior Quarter

•	New orders were $2.77 billion, up 38 percent. The book to bill ratio was 1.09.

•	Ending backlog was $2.37 billion, up 10 percent.

•	Gross margin was 42.1 percent on a non-GAAP basis, up from 40.7 percent, driven by the increase in net sales. GAAP gross margin was 39.8 percent, up from 35.9 percent.

•	The effective income tax rate was 25.9 percent on a non-GAAP basis and 25.3 percent on a GAAP basis.

•	Cash, cash equivalents and investments increased to $3.24 billion.

Business Outlook
For the third quarter of fiscal 2012, Applied expects net sales to be flat to down 10 percent sequentially. The company expects non-GAAP EPS to be in the range of $0.21 to $0.29. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.04 per share but does not exclude other non-GAAP adjustments that may arise subsequent to this release. The non-GAAP outlook includes charges related to the EES restructuring plan equivalent to approximately $0.01 per share.

For the full year, Applied is updating its previous outlook for net sales and non-GAAP EPS, provided on March 28, 2012. The company now expects net sales to be at the high end of the range of $9.1 billion to $9.5 billion, and non-GAAP EPS to be at the high end of the range of $0.85 to $0.95. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.23 per share but does not exclude other non-GAAP adjustments that may arise subsequent to this release. The non-GAAP EPS outlook includes charges related to the EES restructuring equivalent to approximately $0.01 per share.

Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, industry outlook, products, and business outlooks for the third quarter of fiscal 2012 and full fiscal year. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) integrate Varian’s operations, product lines, technology and employees and realize synergies, (vi) obtain and protect intellectual property rights in key technologies, (vii) attract, motivate and retain key employees, and (viii) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Net sales	$2,541	$2,862	$4,730	$5,549
Cost of products sold	1,530	1,673	2,933	3,224
Gross margin	1,011	1,189	1,797	2,325
Operating expenses:
Research, development and engineering	321	297	625	567
Selling, general and administrative	281	219	584	440
Restructuring charges and asset impairments	—	(4)	—	(33)
Total operating expenses	602	512	1,209	974
Income from operations	409	677	588	1,351
Impairment of strategic investments	3	—	3	—
Interest and other expenses	23	5	47	10
Interest and other income, net	4	14	8	25
Income before income taxes	387	686	546	1,366
Provision for income taxes	98	197	140	371
Net income	$289	$489	$406	$995
Earnings per share:
Basic and diluted	$0.22	$0.37	$0.31	$0.75
Weighted average number of shares:
Basic	1,289	1,320	1,294	1,322
Diluted	1,301	1,333	1,305	1,333

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	April 29, 2012	October 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,761	$5,960
Short-term investments	409	283
Accounts receivable, net	1,785	1,532
Inventories	1,594	1,701
Deferred income taxes, net	572	580
Other current assets	209	299
Total current assets	6,330	10,355
Long-term investments	1,071	931
Property, plant and equipment, net	939	866
Goodwill	3,939	1,335
Purchased technology and other intangible assets, net	1,464	211
Deferred income taxes and other assets	134	163
Total assets	$13,877	$13,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1	$—
Accounts payable and accrued expenses	1,466	1,520
Customer deposits and deferred revenue	1,113	1,116
Income taxes payable	86	158
Total current liabilities	2,666	2,794
Long-term debt	1,946	1,947
Employee benefits and other liabilities	562	320
Total liabilities	5,174	5,061
Total stockholders’ equity	8,703	8,800
Total liabilities and stockholders’ equity	$13,877	$13,861

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Six Months Ended
	April 29, 2012	May 1, 2011
Cash flows from operating activities:
Net income	$406	$995
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	220	128
Net loss on dispositions and fixed asset retirements	3	1
Provision for bad debts	9	—
Restructuring charges and asset impairments	—	(33)
Deferred income taxes	28	(17)
Net recognized loss on investments	10	5
Impairment of strategic investments	3	—
Share-based compensation	96	72
Net change in operating assets and liabilities, net of amounts acquired	9	(22)
Cash provided by operating activities	784	1,129
Cash flows from investing activities:
Capital expenditures	(76)	(81)
Cash paid for acquisition, net of cash acquired	(4,186)	—
Proceeds from sale of facility	—	39
Proceeds from sales and maturities of investments	560	904
Purchases of investments	(714)	(896)
Cash used in investing activities	(4,416)	(34)
Cash flows from financing activities:
Debt repayments	—	(1)
Proceeds from common stock issuances	45	59
Common stock repurchases	(400)	(268)
Payment of dividends to stockholders	(208)	(186)
Cash used in financing activities	(563)	(396)
Effect of exchange rate changes on cash and cash equivalents	(4)	1
Increase (decrease) in cash and cash equivalents	(4,199)	700
Cash and cash equivalents — beginning of period	5,960	1,858
Cash and cash equivalents — end of period	$1,761	$2,558
Supplemental cash flow information:
Cash payments for income taxes	$179	$556
Cash refunds from income taxes	$4	$2
Cash payments for interest	$48	$7

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q2 FY2012			Q1 FY2012			Q2 FY2011
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,969	$1,777	$504	$1,418	$1,344	$271	$1,715	$1,453	$491
AGS	650	551	109	517	534	107	603	614	91
Display	84	134	7	40	104	5	255	158	31
EES	62	79	(63)	33	207	(23)	612	637	170
Corporate	—	—	(148)	—	—	(181)	—	—	(106)
Consolidated	$2,765	$2,541	$409	$2,008	$2,189	$179	$3,185	$2,862	$677

Corporate Unallocated Expenses

(In millions)	Q2 FY2012	Q1 FY2012	Q2 FY2011
Restructuring charges and asset impairments, net	$—	$—	$(20)
Share-based compensation	43	53	38
Other unallocated expenses	105	128	88
Corporate	$148	$181	$106

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q2 FY2012		Q1 FY2012		Q2 FY2011
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
North America	673	518	467	417	710	467
% of Total	24%	20%	23%	19%	22%	16%
Europe	271	229	209	179	246	312
% of Total	10%	9%	11%	8%	8%	11%
Japan	121	169	167	217	269	208
% of Total	4%	7%	8%	10%	8%	7%
Korea	704	750	666	628	367	299
% of Total	26%	30%	33%	29%	12%	10%
Taiwan	810	654	367	489	782	650
% of Total	29%	26%	18%	22%	25%	23%
Southeast Asia	68	64	50	79	143	185
% of Total	3%	2%	3%	4%	4%	7%
China	118	157	82	180	668	741
% of Total	4%	6%	4%	8%	21%	26%

Employees (In thousands)
Regular Full Time	14.6		14.6		13.1

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Six Months Ended
(In millions, except per share amounts and percentages)	April 29, 2012	January 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Non-GAAP Gross Margin
Reported gross margin (GAAP basis)	1,011	$786	1,189	1,797	2,325
Certain items associated with acquisitions[1]	59	104	9	163	18
Non-GAAP gross margin	$1,070	$890	$1,198	$1,960	$2,343
Non-GAAP gross margin percent (% of net sales)	42%	41%	42%	41%	42%
Non-GAAP Operating Income
Reported operating income (GAAP basis)	$409	$179	$677	$588	$1,351
Certain items associated with acquisitions[1]	80	142	12	222	25
Varian deal cost	1	23	—	24	—
Restructuring charges and asset impairments[2,3]	—	—	(4)	—	(33)
Loss on sale of facility	—	—	—	—	1
Non-GAAP operating income	$490	$344	$685	$834	$1,344
Non-GAAP operating margin percent (% of net sales)	19%	16%	24%	18%	24%
Non-GAAP Net Income
Reported net income (GAAP basis)	$289	$117	$489	$406	$995
Certain items associated with acquisitions[1]	80	142	12	222	25
Varian deal cost	1	23	—	24	—
Restructuring charges and asset impairments[2,3]	—	—	(4)	—	(33)
Impairment of strategic investments	3	—	—	3	—
Loss on sale of facility	—	—	—	—	1
Reinstatement of federal R&D tax credit	—	—	—	—	(13)
Resolution of audits of prior years’ income tax filings	(7)	—	—	(7)	—
Income tax effect of non-GAAP adjustments	(17)	(42)	4	(59)	10
Non-GAAP net income	$349	$240	$501	$589	$985
Non-GAAP Earnings Per Diluted Share
Reported earnings per diluted share (GAAP basis)	$0.22	$0.09	$0.37	$0.31	$0.75
Certain items associated with acquisitions	0.05	0.08	0.01	0.13	0.01
Varian deal cost	—	0.01	—	0.01	—
Restructuring charges and asset impairments	—	—	—	—	(0.01)
Reinstatement of federal R&D tax credit and resolution of audits of prior years’ income tax filings	—	—	—	—	(0.01)
Non-GAAP earnings per diluted share	$0.27	$0.18	$0.38	$0.45	$0.74
Weighted average number of diluted shares	1,301	1,310	1,333	1,305	1,333

[1]
These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, amortization of purchased intangible assets, shared-based compensation associated with accelerated vesting and other integration costs.

[2]
Results for the three months ended May 1, 2011 included favorable adjustments of $8 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $1 million related to a restructuring program announced on November 12, 2008, offset by asset impairment charges of $24 million related to certain intangible assets.

[3]
Results for the six months ended May 1, 2011 included favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $5 million related to a restructuring program announced on November 12, 2008, offset by asset impairment charges of $27 million primarily related to certain intangible assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Six Months Ended
(In millions, except percentages)	April 29, 2012	January 29, 2012	May 1, 2011	April 29, 2012	May 1, 2011
Non-GAAP SSG Operating Income
Reported operating income (GAAP basis)	$504	$271	$491	$775	$1,034
Certain items associated with acquisitions[1]	70	115	2	185	5
Non-GAAP operating income	$574	$386	$493	$960	$1,039
Non-GAAP operating margin percent (% of net sales)	32%	29%	34%	31%	35%
Non-GAAP AGS Operating Income
Reported operating income (GAAP basis)	$109	$107	$91	$216	$176
Certain items associated with acquisitions[1]	2	6	2	8	4
Restructuring charges and asset impairments[2,3]	$—	$—	$24	$—	$24
Non-GAAP operating income	$111	$113	$117	$224	$204
Non-GAAP operating margin percent (% of net sales)	20%	21%	19%	21%	17%
Non-GAAP Display Operating Income
Reported operating income (GAAP basis)	$7	$5	$31	$12	$58
Certain items associated with acquisitions[1]	2	2	2	4	4
Non-GAAP operating income	$9	$7	$33	$16	$62
Non-GAAP operating margin percent (% of net sales)	7%	7%	21%	7%	20%
Non-GAAP EES Operating Income (Loss)
Reported operating income (loss) (GAAP basis)	$(63)	$(23)	$170	$(86)	$313
Certain items associated with acquisitions[1]	6	6	6	12	12
Restructuring charges and asset impairments[2,3]	—	—	(8)	—	(36)
Non-GAAP operating income (loss)	$(57)	$(17)	$168	$(74)	$289
Non-GAAP operating margin percent (% of net sales)	(72)%	(8)%	26%	(26)%	26%

[1]
These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, amortization of purchased intangible assets, shared-based compensation associated with accelerated vesting and other integration costs.

[2]
Results for the three months ended May 1, 2011 included favorable adjustments of $8 million related to a restructuring program announced on July 21, 2010 and asset impairment charges of $24 million related certain intangible assets.

3
Results for the six months ended May 1, 2011 included favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010 and asset impairment charges of $24 million primarily related to certain intangible assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	April 29, 2012

Provision for income taxes (GAAP basis) (a)	$98
Incomes tax effect of non-GAAP adjustments	17
Resolutions from audits of prior years' income tax filings	7
Non-GAAP provision for income taxes (b)	$122

Income before income taxes (GAAP basis) (c)	$387
Certain items associated with acquisitions	80
Varian deal cost	1
Impairment of strategic investments	3
Non-GAAP income before income taxes (d)	$471

Effective income tax rate (GAAP basis) (a/c)	25.3%

Non-GAAP income effective tax rate (b/d)	25.9%